Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director, Investor Relations

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

SAN DIEGO, CA March 9, 2009 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2008.

ACADIA reported a net loss of $14.0 million, or $0.38 per common share, for the fourth quarter of 2008 compared to a net loss of $17.0 million, or $0.46 per common share, for the fourth quarter of 2007. For the year ended December 31, 2008, ACADIA reported a net loss of $64.2 million, or $1.73 per common share, compared to a net loss of $56.4 million, or $1.60 per common share, for 2007.

“The fourth quarter of 2008 was highlighted by continued progress in the development of our advanced product candidates, most notably our Phase III program with pimavanserin for Parkinson’s disease psychosis,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “We continue to advance a number of studies in this program, including two pivotal trials, an open-label safety extension study, and other supporting studies. We look forward to reporting top-line results from the first pivotal Phase III trial with pimavanserin in the third quarter of 2009. We also are pleased with the progress in our collaborative clinical programs with Allergan, including our chronic pain program, where we expect Allergan to complete Phase II trials in mid-2009. With our portfolio of product candidates and the disciplined actions we implemented last year to streamline our cost structure, we have positioned ACADIA with multiple product and commercial opportunities while strengthening our cash runway.”

Revenues totaled $325,000 for the fourth quarter of 2008 compared to $1.6 million for the fourth quarter of 2007. The decrease was primarily due to the completion in early 2008 of the term of ACADIA’s agreement with Sepracor Inc. as well as lower revenues from its agreements with other parties.

Research and development expenses totaled $12.1 million for the fourth quarter of 2008, including $184,000 in stock-based compensation, compared to $17.3 million for the fourth quarter of 2007, including $306,000 in stock-based compensation. The decrease in research and development expenses was primarily due to approximately $3.5 million in decreased personnel and other costs associated with ACADIA’s research and development organization following the Company’s restructuring in August 2008, as well as $1.6 million in lower external service costs. External service costs totaled $8.7 million for the fourth quarter of 2008, and were primarily comprised of clinical development costs for pimavanserin.

General and administrative expenses totaled $2.4 million for the fourth quarter of 2008, including $364,000 in stock-based compensation, compared to $3.0 million for the fourth quarter of 2007, including $387,000 in stock-based compensation. The decrease in general and administrative expenses was primarily due to decreased personnel and other administrative costs resulting from ACADIA’s restructuring.

At December 31, 2008, ACADIA’s cash, cash equivalents, and investment securities totaled $60.1 million compared to $126.9 million at December 31, 2007. The decrease in cash was primarily due to cash used to fund ACADIA’s operations. ACADIA anticipates that its cash used in operations will be lower in 2009 due to significant expense reductions that have resulted from the Company’s restructuring, and that its cash resources will be sufficient to fund its activities into the first half of 2010.

Conference Call and Webcast Information

ACADIA management will review its fourth quarter results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-700-0161 for participants in the U.S. or Canada and 617-213-8832 for international callers (reference passcode 63914388). A telephone replay of the conference call may be accessed through March 23, 2009 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 11398116). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until March 23, 2009.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA is focused on developing a portfolio of its four most advanced product candidates, including pimavanserin in Phase III for Parkinson’s disease psychosis, a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, and ACP-106 in IND-track development. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress of and benefits to be derived from ACADIA’s drug discovery and development programs, including pimavanserin and ACP-106, and from its collaborative efforts with Allergan; the timing or design of future clinical trials; the timing of completion of or announcements of results of clinical trials; and the future effects of the Company’s restructuring. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2007 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Collaborative revenues	$325	$1,583	$1,590	$7,555
Operating expenses
Research and development (includes stock-based compensation of $184, $306, $1,325 and $2,721, respectively)	12,145	17,278	56,750	57,942
General and administrative (includes stock-based compensation of $364, $387, $1,662 and $1,574, respectively)	2,394	3,010	11,818	12,267

Total operating expenses	14,539	20,288	68,568	70,209

Loss from operations	(14,214)	(18,705)	(66,978)	(62,654)
Interest income, net	251	1,667	2,734	6,264

Net loss	$(13,963)	$(17,038)	$(64,244)	$(56,390)

Net loss per common share, basic and diluted:	$(0.38)	$(0.46)	$(1.73)	$(1.60)

Weighted average common shares outstanding, basic and diluted	37,157	36,989	37,113	35,211

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2008	December 31, 2007(1)
Assets
Cash, cash equivalents, and investment securities	$60,083	$126,858
Prepaid expenses, receivables and other current assets	2,299	4,395

Total current assets	62,382	131,253
Property and equipment, net	2,103	3,048
Other assets	192	283

Total assets	$64,677	$134,584

Liabilities and Stockholders’ Equity
Current liabilities	$11,051	$19,287
Long-term liabilities	634	1,363
Stockholders’ equity	52,992	113,934

Total liabilities and stockholders’ equity	$64,677	$134,584

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.